UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, David L. Messenger, Chief Financial Officer of Century Communities, Inc. (the “Company”), notified the Company that he is stepping down effective March 22, 2024 after 10 years with the Company to pursue other opportunities. Mr. Messenger’s resignation was not a result of any disagreement with the Company on any matter related to its operations, policies, practices, financial disclosures, or accounting matters.

The Company’s Board of Directors has initiated a search process to identify the Company’s next Chief Financial Officer and expects to evaluate both internal and external candidates for the role.

In the meantime, following Mr. Messenger’s departure, J. Scott Dixon, the Company’s current Assistant Chief Financial Officer, will assume the role of Interim Chief Financial Officer until a permanent successor is appointed. In addition to his new Interim Chief Financial Officer role, Mr. Dixon will continue to serve as the Company’s principal accounting officer.

Mr. Dixon, age 44, has been with the Company for over 10 years and was promoted to Assistant Chief Financial Officer in May 2022. Prior to serving as Assistant Chief Financial Officer, Mr. Dixon served as Chief Accounting Officer of the Company from November 2016 to May 2022, and prior to that position, he served as the Company’s Vice President of Accounting from November 2013 to November 2016. He was instrumental to the Company’s initial public offering in 2014 and has been responsible for overseeing the Company’s SEC reporting, financial planning and analysis, and directly managing the Company’s finance team. Prior to joining the Company, Mr. Dixon worked in Ernst & Young’s Audit practice, most recently as a Senior Manager in the audit and assurance practice specializing in real estate. Mr. Dixon holds a Master of Science degree in Accounting from the University of Virginia and a Bachelor of Science degree in Finance from the University of Denver. Mr. Dixon is also a Certified Public Accountant.

There are no arrangements or understandings between Mr. Dixon and any other person pursuant to which he was appointed as Interim Chief Financial Officer, there are no familial relationships requiring disclosure and there have been no related party transactions since the beginning of the Company’s last fiscal year, or transactions currently proposed, regarding Mr. Dixon that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company announced the Chief Financial Officer transition in a press release issued on March 4, 2024, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued March 4, 2024 (furnished herewith)
104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2024	CENTURY COMMUNITIES, INC.

	By:	/s/ Dale Francescon
Name:	Dale Francescon
Title:	Chairman and Co-Chief Executive Officer